POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT that I, Tom Petro, of Malvern, Pennsylvania, intending to be legally bound, do hereby make, constitute and appoint any one (1) of the following officers, Secretary, Assistant Secretary, or Auditor of Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania, 18964, or Secretary, Assistant Secretary, or Auditor of Univest Bank and Trust Co., 14 North Main Street, Souderton, Pennsylvania, 18964, as my true and lawful attorney-in-fact, for me and in my name, place and stead for the specific limited purpose of the preparation and completion, of the following Forms required to be filed by me or on my behalf pursuant to Section 16(b) of the Securities Exchange Act of 1934, Rule 16a-3 (17 C.F.R. Section 240.16a-3) and any and all acts or deeds of whatsoever in name or nature which are necessary, proper, and expedient in order to effectuate the filing of the Forms listed herein below. The Forms are as follows:

1. Form 3, Initial Statement of Beneficial Ownership of Securities.
2. Form 4, Statement of Changes in Beneficial Ownership of Securities.
3. Form 5, Annual Statement of Beneficial Ownership of Securities.

I do hereby give and grant unto my said attorney-in-fact full power and authority, for me and in my name, place, and stead to prepare and complete the herein above listed Forms and generally, to do, execute and perform any and all acts and deeds which my attorney-in-fact may deem necessary or expedient in connection with the preparation and completion of the aforementioned Forms. I do hereby ratify all that my said attorney-in-fact may lawfully do, or cause to be done, in and about the premises, by virtue hereof.

This Power of Attorney shall be effective from this 1st day of July, 2016, and shall continue until such time as my obligations pursuant to Rule 16a-3, 17 C.F.R. Section 240.16a-3, or related rules, as amended, are fully discharged in accordance with applicable law.

IN WITNESS WHEREOF, I, ________________, have hereunto set my hand and seal this _____ day of__________________ , ________.

Susan A. Vinchiarello
Witness

________________________(SEAL)
(Name of Officer, Director, Beneficial Owner)

COMMONWEALTH OF PENNSYLVANIA\
SS
COUNTY OF MONTGOMERY /

On this 1ST day of July, 2016, before me, the undersigned officer, personally appeared Thomas M. Petro, known to me to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
Michele L. Baker, Notary Public
Hatboro Boro, Montgomery County
My Commission Expires May 26, 2018
MEMBER, PENNSYLVANIA ASSOCIATION OF NOTARIES

Michele L. Baker
Notary Public